UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2012 (May 18, 2012)

Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On May 18, 2012, the Board of Directors (the “Board”) of MAM Software Group, Inc. (the "Company") announced the appointment of a new director, Mr. Peter H. Kamin, to the Board, effective immediately.

Mr. Kamin has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which he was selected as a director.

Mr. Kamin will be compensated under the standard Board retainer consisting of $30,000 in cash and $30,000 in equity each year for his service on the Board, which retainer will be paid quarterly.

A copy of the Press Release issued by the Company is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On May 18, 2012, the Company issued a press release announcing that its Board of Directors has authorized an increase in the previously announced plan to repurchase of up to $1,000,000 of its common stock, which original plan was effective March 5, 2012. The increase in the plan, which is effective as of May 18, 2012, increases the previously announced repurchase plan for an additional $1,000,000, or $2,000,000 in the aggregate. A copy of the press release dated May 18, 2012 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Exhibit Number	Description
99.1	Press Release Announcing a New Member of the Board of Directors dated May 18, 2012
99.2	Press Release Announcing Increase in Share Repurchase dated May 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 18, 2012		MAM SOFTWARE GROUP, INC.

/s/ Charles F. Trapp
	By:	Name: Charles F. Trapp
Title: Chief Financial Officer